Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces First Quarter 2017 Results;

Increases Outlook on Full Year 2017

•	First quarter GAAP and non-GAAP earnings of $0.32 per diluted share and $0.31 per diluted share, respectively
•	Net sales of $363 million for first quarter 2017
•	Operating income of $30.3 million, second best first quarter performance in Company history
•	Company increases 2017 shipment guidance to 52,000 to 56,000 trailers and full-year earnings per diluted share guidance to $1.44 to $1.56

LAFAYETTE, Ind. – April 24, 2017 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the quarter ending March 31, 2017.

Net income for the first quarter of 2017 was $20.2 million, or $0.32 per diluted share, compared to first quarter 2016 net income of $27.5 million, or $0.42 per diluted share. First quarter 2017 non-GAAP adjusted earnings decreased $8.3 million over the prior year period to $19.5 million, or $0.31 per diluted share. Non-GAAP adjusted earnings for the first quarter of 2017 includes the net gain on closure of former facilities offset by charges related to the early extinguishment of debt in connection with the Company’s amendment to its term loan credit facility. Non-GAAP adjusted earnings for the first quarter of 2016 included an early extinguishment of debt charge related to the Company’s repurchase of a portion of its outstanding convertible senior notes.

Net sales for the first quarter decreased 19 percent to $363 million while operating income decreased 37 percent, or to $30.3 million, due to lower trailer demand, compared to operating income of $48.2 million for the first quarter of 2016. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the first quarter of 2017 was $41.9 million, a decrease of $17.9 million, or 30 percent, compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $1.8 billion, generating Operating EBITDA of $235.1 million, or 13.4 percent of net sales, a year-over-year improvement of 110 basis points. The solid operating performance is attributable to the successful execution of the Company’s growth and diversification strategies, strong pricing environment within its Commercial Trailer Products segment and operational improvements across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share	March 31,	June 30,	September 30,	December 31,	March 31,
amounts)	2016	2016	2016	2016	2017
Net Sales	$447,676	$471,438	$464,272	$462,057	$362,716

Gross Profit Margin	17.8%	19.3%	18.0%	15.5%	16.4%

Income from Operations	$48,185	$58,872	$54,855	$40,621	$30,264

Income from Operations Margin	10.8%	12.5%	11.8%	8.8%	8.3%

Net Income	$27,524	$35,531	$33,378	$23,000	$20,173

Diluted EPS	$0.42	$0.53	$0.51	$0.36	$0.32

Non-GAAP Measures(1):

Operating EBITDA	$59,820	$72,752	$66,821	$53,606	$41,930

Operating EBITDA Margin	13.4%	15.4%	14.4%	11.6%	11.6%

Adjusted Earnings	$27,831	$36,610	$32,901	$24,213	$19,517

Adjusted Diluted EPS	$0.42	$0.55	$0.50	$0.38	$0.31

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, chief executive officer, stated, “We are pleased with first quarter operating results, with Operating Income of $30.3 million representing the second strongest first quarter in our Company’s history. Performance targets in cost management and execution were achieved within both Commercial Trailer Products and Diversified Products, as gross margins delivered were consistent with expectations previously communicated, despite trailer shipments slightly below prior guidance due strictly to timing of customer pick-up. Backlog grew once again, coming in at a seasonally and historically strong $863 million, continuing to support our long-standing belief that trailer fleet age, regulatory compliance requirements, and customer profitability provide strong support for a continued favorable demand environment.”

“Additionally, we remain focused on driving further productivity improvements throughout the business, optimizing the cost structure and performance of our Diversified Products segment, and developing growth opportunities through new product and market expansion efforts. Based on all these factors, we are updating and increasing our full-year guidance for both trailer shipments and earnings to 52,000 to 56,000 new trailers and $1.44 to $1.56 earnings per diluted share, respectively.”

Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2017 and 2016. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial Trailer Products		Diversified Products

	2017	2016	2017	2016
New trailers shipped	10,400	14,000	500	500
Net sales	$274,789	$364,040	$89,910	$86,289
Gross profit	$42,127	$60,395	$17,593	$20,210
Gross profit margin	15.3%	16.6%	19.6%	23.4%
Income from operations	$33,392	$50,257	$4,604	$6,990
Income from operations margin	12.2%	13.8%	5.1%	8.1%

Commercial Trailer Products’ net sales for the first quarter were $275 million, a decrease of $89 million, or 25 percent, as compared to the prior year. Gross profit margin for the first quarter decreased 130 basis points as compared to the prior year period. The year-over-year declines in net sales and gross profit margin were primarily due to lower new trailer shipments. Operating income decreased $16.9 million, or 34 percent, from the first quarter last year to $33.4 million, or 12.2 percent of net sales.

Diversified Products’ net sales for the first quarter increased $4 million, or 4 percent, due primarily to higher demand for the Company’s composite product offerings as tank trailer shipments were comparable to the prior year period. Gross profit and gross profit margin as compared to the prior year period decreased $2.6 million and 380 basis points, respectively, as the historically weak industry demand for tank trailers driven by continued softness within the chemical and energy end markets negatively impacted this segment. Operating income for the first quarter of 2017 was $4.6 million, or 5.1 percent of net sales, a decrease of $2.4 million compared to the same period last year.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three month periods ending March 31, 2017 and 2016 reflect adjustments for charges incurred in connection with the losses attributable to the Company’s extinguishment of debt as well as income or losses recognized on the sale and/or closure of former Company locations. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.

First Quarter 2017 Conference Call

Wabash National will conduct a conference call to review and discuss its first quarter results on April 25, 2017, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 17, 2017. Meeting access also will be available via conference call at 800-708-4539, participant code 44704481.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net sales	$362,716	$447,676
Cost of sales	303,360	368,150
Gross profit	59,356	79,526

General and administrative expenses	18,418	19,392
Selling expenses	6,173	6,961
Amortization of intangibles	4,501	4,988
Income from operations	30,264	48,185

Other income (expense):
Interest expense	(2,990)	(4,095)
Other, net	1,333	(398)
Income before income taxes	28,607	43,692
Income tax expense	8,434	16,168
Net income	$20,173	$27,524
Dividends declared per share	$0.06	$-
Basic net income per share	$0.34	$0.42
Diluted net income per share	$0.32	$0.42

Comprehensive income
Net income	$20,173	$27,524
Foreign currency translation adjustment	478	(97)
Net comprehensive income	$20,651	$27,427

Basic net income per share:
Net income applicable to common stockholders	$20,173	$27,524
Weighted average common shares outstanding	60,143	65,037
Basic net income per share	$0.34	$0.42

Diluted net income per share:
Net income applicable to common stockholders	$20,173	$27,524

Weighted average common shares outstanding	60,143	65,037
Dilutive shares from assumed conversion of convertible senior notes	1,683	-
Dilutive stock options and restricted stock	1,564	1,187
Diluted weighted average common shares outstanding	63,390	66,224
Diluted net income per share	$0.32	$0.42

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended March 31,	Trailer Products	Products	Eliminations	Consolidated
2017
New trailers shipped	10,400	500	-	10,900
Used trailers shipped	50	50	-	100
New Trailers	$257,190	$30,695	$-	$287,885
Used Trailers	$887	$1,219	$-	2,106
Components, parts and service	$12,743	$33,675	$(1,983)	44,435
Equipment and other	$3,969	$24,321	$-	28,290
Total net external sales	$274,789	$89,910	$(1,983)	$362,716
Gross profit	$42,127	$17,593	$(364)	$59,356
Income (Loss) from operations	$33,392	$4,604	$(7,732)	$30,264

2016
New trailers shipped	14,000	500	-	14,500
Used trailers shipped	250	50	-	300
New Trailers	$342,033	$29,776	$-	$371,809
Used Trailers	$3,852	$901	$-	4,753
Components, parts and service	$14,203	$27,388	$(2,653)	38,938
Equipment and other	$3,952	$28,224	$-	32,176
Total net external sales	$364,040	$86,289	$(2,653)	$447,676
Gross profit	$60,395	$20,210	$(1,080)	$79,525
Income (Loss) from operations	$50,257	$6,990	$(9,062)	$48,185

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$211,215	$163,467
Accounts receivable	117,281	153,634
Inventories	190,220	139,953
Deferred income taxes	-	-
Prepaid expenses and other	17,981	24,351
Total current assets	$536,697	$481,405

Property, plant and equipment	132,658	134,138

Deferred income taxes	20,343	20,343

Goodwill	148,333	148,367

Intangible assets	89,927	94,405

Other assets	21,325	20,075
	$949,283	$898,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$49,584	$2,468
Current portion of capital lease obligations	424	494
Accounts payable	109,912	71,338
Other accrued liabilities	95,182	92,314
Total current liabilities	$255,102	$166,614

Long-term debt	186,407	233,465

Capital lease obligations	1,308	1,409

Deferred income taxes	486	499

Other noncurrent liabilities	25,132	24,355

Stockholders' equity	$480,848	472,391
	$949,283	$898,733

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities
Net income	$20,173	$27,524
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	4,202	4,176
Amortization of intangibles	4,501	4,988
Net gain on the sale of assets	(2,456)	-
Deferred income taxes	(13)	7,595
Excess tax benefits from stock-based compensation	-	(1,090)
Loss on debt extinguishment	640	487
Stock-based compensation	2,963	2,470
Non-cash interest expense	520	948
Changes in operating assets and liabilities
Accounts receivable	36,353	(6,619)
Inventories	(51,692)	(41,227)
Prepaid expenses and other	5,214	(3,763)
Accounts payable and accrued liabilities	41,395	46,316
Other, net	428	1,099
Net cash provided by operating activities	$62,228	$42,904

Cash flows from investing activities
Capital expenditures	(3,173)	(2,976)
Proceeds from the sale of property, plant, and equipment	3,761	-
Other, net	1,218	-
Net cash provided by (used in) investing activities	$1,806	$(2,976)

Cash flows from financing activities
Proceeds from exercise of stock options	5,408	192
Excess tax benefits from stock-based compensation	-	1,090
Dividends paid	(3,893)	-
Borrowings under revolving credit facilities	152	175
Payments under revolving credit facilities	(152)	(175)
Principal payments under capital lease obligations	(171)	(225)
Proceeds from issuance of term loan credit facility	189,470	-
Principal payments under term loan credit facility	(189,944)	(482)
Principal payments under industrial revenue bond	(177)	(127)
Debt issuance costs paid	(354)	-
Stock repurchase	(16,625)	(8,757)
Convertible senior notes repurchase	-	(42,061)
Net cash used in financing activities	$(16,286)	$(50,370)

Net increase (decrease) in cash and cash equivalents	$47,748	$(10,442)
Cash and cash equivalents at beginning of period	163,467	178,853
Cash and cash equivalents at end of period	$211,215	$168,411

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA1:

	Three Months Ended March 31,
	2017	2016
Net income	$20,173	$27,524
Income tax expense	8,434	16,168
Interest expense	2,990	4,095
Depreciation and amortization	8,704	9,164
Stock-based compensation	2,963	2,470
Other non-operating (income) expense	(1,333)	398
Operating EBITDA	$41,930	$59,819

	Three Months Ended				Trailing Twelve Months
	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	March 31, 2017
Net income	$35,531	$33,378	$23,000	$20,173	$112,082
Income tax expense	19,197	18,401	12,217	8,434	58,249
Interest expense	3,937	3,906	3,725	2,990	14,558
Depreciation and amortization	8,986	9,052	9,565	8,704	36,307
Stock-based compensation	3,232	2,915	3,420	2,963	12,530
Impairment of Intangibles	1,663	-	-	-	1,663
Other non-operating (income) expense	206	(831)	1,679	(1,333)	(279)
Operating EBITDA	$72,752	$66,821	$53,606	$41,930	$235,109

Adjusted Earnings2:

	Three Months Ended March 31,
	2017		2016
	$	Per Share	$	Per Share

Net Income	$20,173	$0.32	$27,524	$0.42

Adjustments:
Facility transactions[3]	(1,673)	(0.03)	-	-
Loss on debt extinguishment, net of taxes	640	0.01	487	0.01
Tax effect of aforementioned items	372	0.01	(180)	-

Adjusted earnings	$19,512	$0.31	$27,831	$0.42

Weighted Average # of Diluted Shares O/S	63,390		66,224

	Three Months Ended
	June 30, 2016		September 30, 2016		December 31, 2016
	$	Per Share	$	Per Share	$	Per Share

Net Income	$35,531	$0.53	$33,378	$0.51	$23,000	$0.36

Adjustments:
Facility transactions[3]	-	-	(740)	(0.01)	450	0.01
Impairment of goodwill and other intangibles	1,663	0.02	-	-	-	-
Loss on debt extinguishment	-	-	-	-	1,408	0.02
Tax effect of aforementioned items	(584)	(0.01)	263	-	(645)	(0.01)

Adjusted earnings	$36,610	$0.55	$32,901	$0.50	$24,213	$0.38

Weighted Average # of Diluted Shares O/S	67,115		66,032		63,701

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for income (loss) recognized on the sale of the Company's former facilities as well as charges related to losses incurred in connection with the Company’s extinguishment of debt and impairment of goodwill or other intangible assets.

3Facility transactions in 2016 and 2017 relate to gains and/or losses incurred for the sale or closure of our locations in Phoenix, Denver, Miami, and Findlay.